Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption Experts and to the use of our report dated April 20, 2023, in the Registration Statement (Form F-1) and related Prospectus of Pagaya Technologies Ltd. dated April 20, 2023.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 20, 2023	A Member of Ernst & Young Global